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                          CHARTER BANCSHARES, INC.

                   SUBORDINATED DEBENTURE DUE APRIL 8, 2006

$2,500,000.00               HOUSTON, TEXAS               APRIL 8, 1994

     FOR VALUE RECEIVED, Charter Bancshares, Inc., a corporation duly organized and existing under the laws of the State of Texas and a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (herein referred to as the "Company," which term includes any successor corporation), hereby promises to pay to NationsBank Corporation, a North Carolina corporation and a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended, or registered assigns, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND N0/100 DOLLARS ($2,500,000.00), on April 8, 2006, together with interest on said principal sum at the rate of eight and 11/100ths percent (8.11%), payable semiannually in arrears on the last business day of April and October of each year commencing April 30, 1994, until such principal sum has been paid in full and at such rate on any overdue principal or on any overdue installment of interest.

     Payment of both principal and interest on this Debenture shall be paid by wire transfer in immediately available funds to the principal office of NationsBank Corporation in Charlotte, North Carolina, to an account number designated in writing from time to time, or such other place and account as the holder hereof shall designate to the Company in writing, such payments to be made in coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     This Subordinated Debenture is issued under and pursuant to that certain Letter Agreement dated May 18, 1992, between NationsBank Corporation and Charter Bancshares, Inc., as amended, whereby NationsBank Corporation agreed, among other things, to purchase certain additional securities of Charter Bancshares, Inc. under certain circumstances. This Subordinated Debenture is the second and final security issued thereunder and there is no additional amount available under such letter agreement for further issuance.

     THIS SUBORDINATED DEBENTURE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

     THE HOLDER HEREOF REPRESENTS AND WARRANTS THAT HE HAS ACQUIRED THIS DEBENTURE FOR HIS OWN ACCOUNT FOR INVESTMENT AND NOT WITH A VIEW TOWARD DISTRIBUTION THEREOF OR ANY DISPOSITION THEREOF WHICH WOULD BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, OR ANY RULE OR REGULATION PROMULGATED UNDER SUCH FEDERAL OR STATE LAW. THE HOLDER HEREOF UNDERSTANDS AND AGREES THAT THIS DEBENTURE MAY BE DISPOSED OF ONLY IN COMPLIANCE WITH SUCH LAWS, RULES AND REGULATIONS. FURTHERMORE, THE HOLDER HEREOF AGREES THAT THIS DEBENTURE SHALL NOT BE TRANSFERRABLE EXCEPT UPON ISSUANCE OF A


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FAVORABLE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT
SUCH TRANSFER MAY BE MADE WITHOUT VIOLATION OF FEDERAL OR STATE SECURITIES LAWS OR ANY RULE OR REGULATION THEREUNDER. THE HOLDER ALSO ACKNOWLEDGES AND AGREES THAT ANY SUCH TRANSFER OF THIS DEBENTURE MAY ONLY BE MADE IN CONFORMANCE WITH THE TRANSFER RESTRICTIONS CONTAINED HEREIN.

                                 ARTICLE I.
                                SUBORDINATION

     1.1 The payment of principal and interest on this Debenture, and any other amount which may become due and payable hereunder, is hereby expressly subordinate, to the extent and in the manner hereinafter provided, to the prior payment in full of all Senior Indebtedness, as hereinafter defined.
For purposes of this Debenture, "Senior Indebtedness" means the principal of, premium or penalty, if any, and unpaid interest on (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than indebtedness evidenced by this Debenture, whether outstanding on the date of this Debenture or hereafter created, incurred, assumed or guaranteed (i) for money borrowed or (ii) in connection with the acquisition by the Company or by any of its subsidiaries of assets of any kind, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not superior in right of payment to this Debenture, and (b) any renewals, extensions, modifications and refundings of any such indebtedness.

     1.2 Upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or otherwise, and upon the distribution of assets of the Company, if any, in connection therewith, the rights of the holder(s) of this Debenture shall be limited as follows:

     (a) All principal, premium or penalty, if any, and interest due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for, in money or its equivalent worth, before the holder(s) of this Debenture is entitled to receive payment upon the principal of, premium or penalty, if any, or interest on this Debenture.

     (b) Any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities of the Company (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate to the payment of all Senior Indebtedness which may at the time be outstanding on terms not less favorable to the holders thereof than the subordination provisions of this
          Article I) to which the holder(s) of this Debenture would be entitled except for the provisions of this Article I shall be paid by the liquidating trustee or agent or other person making such payment or distribution,

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          directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by each such holder), to the extent necessary to pay in full all Senior Indebtedness remaining unpaid, after giving effect to any prior or concurrent payment or distribution, or provision therefor, on the Senior Indebtedness. In the event that, notwithstanding the foregoing provisions of this Section 1.2, any payment or distribution of assets of the Company of any kind or character shall be received by the holder(s) of this Debenture before all Senior Indebtedness is paid in full, or provision made for its payment, such payment or distribution shall be paid over to the holders of the Senior indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by each such holder), for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, or provision made for its payment, after giving effect to any prior or concurrent payment or distribution, or provision therefor, on the Senior Indebtedness.

     (c)  Notwithstanding the provisions of subparagraphs (a) and (b) of this
          Section 1.2, in the event of any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or otherwise, and upon the payment and distribution of assets of the Company, if any, in connection therewith, and after all Senior Indebtedness has been paid, the holders of this Debenture and any other subordinated indebtedness of the Company shall be entitled to payment and distribution of assets of the Company, if any, before any payment shall be made to the holders of any preferred or common stock or an equity interest in the Company.

     (d) Upon notice of any proceeding described in this Section 1.2, the holder(s) of this Debenture agrees to act promptly and with due diligence to enforce his claim against the Company as a holder of this Debenture, or to notify the Company in writing of his intention not to enforce such claim.

     (e) Notwithstanding the provisions of this Article I, payment of this Debenture shall be PARI PASSU with any and all other subordinated indebtedness of the Company, whether now outstanding or issued subsequent to the date hereof.

     1.3 In the event and during the continuance of any default by the Company in payment of any Senior Indebtedness when due, whether at a stated maturity date, upon acceleration or otherwise, no payment of principal of, premium or penalty, if any, or interest on this Debenture need be made by the Company and any such suspended payment shall not be considered as an Event of Default under Article II hereof.

     1.4 Subject to the payment in full of all Senior Indebtedness, the holder(s) of this Debenture shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness until the principal and

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interest in this Debenture shall be paid in full.  No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company, its creditors other than the holders of the Senior Indebtedness, and the holder(s) of this Debenture, be deemed to be payment by the Company to or on account of this Debenture.

     1.5 No term or provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium or penalty, if any, and interest on this Debenture at the time, place and rate, in coin and currency, herein prescribed.

                                  ARTICLE II
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     2.1 Subject to Section 1.3 hereof, the occurrence of any one or more of the following shall constitute an "Event of Default" under this Debenture:

     (a) The Company fails to pay any part of the principal of this Debenture when the same shall become due and payable, whether at maturity or by declaration or otherwise; or

     (b) The Company fails to pay within five (5) business days after same shall become due and payable any installment of interest on this Debenture, unless the time for payment of such interest installment shall be extended by the holder in his sole discretion; or

     (c) The Company or Charter National Bank-Houston, Charter National Bank-Colonial or University National Bank-Galveston (the "Banking Subsidiaries," which term as used herein shall include any successor corporation or any national banking association or other entity primarily engaged in the business of bank of which the Company, at any time while this Debenture is outstanding, owns fifty percent (50%) or more of its outstanding common stock) shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or any of its Banking Subsidiaries or all or substantially all of the property of the Company or any of its Banking Subsidiaries; or

     (d) Within sixty (60) days of the commencement of any action or proceeding against the Company or any of its Banking Subsidiaries seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, such action or proceeding shall not have been dismissed or all orders thereunder affecting the operation or the business of the Company stayed, or the stay of any such order shall thereafter be set aside, or, within sixty (60) days after the appointment, without the consent or acquiescence of the

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          Company or such Banking Subsidiary, or any trustee, receiver or liquidator of the Company or such Banking Subsidiary or of all or any substantial part of the properties of the Company or any Banking Subsidiary, such appointment shall not have been vacated.

     2.2 Upon and following the occurrence of any Event of Default, the holder(s) of this Debenture may at his or their option, by and upon written notice or notices to the Company, declare the principal due and payable, whereupon same shall forthwith mature and become due and payable together with all accrued and unpaid interest and premium or penalty, if any, without presentment, demand, protest or notice, all of which are hereby waived.

     2.3 If any one or more Events of Default shall occur and be continuing, the holder(s) of this Debenture may proceed to protect and enforce the rights of such holder(s) by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any obligation contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law. The Company shall pay all reasonable fees and expenses, including attorneys' fees, incurred by the holder hereof in connection with any such proceedings. Such fees and expenses may be added to the outstanding principal amount hereof at the option of the holder hereof upon written notice thereof accompanied by documentation evidencing the incurrence of such reasonable fees and expenses.

                                 ARTICLE III
                          REDEMPTION AND PREPAYMENT

     This Debenture may be redeemed and prepaid, at the option of the Company, at anytime, in whole or from time to time in part, without premium or penalty, upon not less than thirty (30) nor more than ninety (90) days prior written notice to the holder(s) at its or their address as reflected in the register maintained by the Company.

                                ARTICLE IV
                          RESTRICTIONS ON TRANSFER

     4.1 Subject to satisfaction of the conditions set forth hereinbelow, upon surrender of this Debenture for registration of transfer at the principal executive offices of Company, duly endorsed by the registered holder hereof and accompanied by a proper instrument or instruments of transfer, in form and substance satisfactory to the Company, one or more debentures of authorized denominations, but for a like aggregate principal amount, will be issued to the designated transferee(s) in exchange herefor. Before any such registration of transfer shall be made, the following conditions shall have been met to the reasonable satisfaction of the Company:

     (a) The proposed transferee shall have represented and warranted in writing that he is acquiring the Debenture for investment and not with a view toward distribution thereof;

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     (b)  The proposed transferee shall have agreed in writing to be bound by all the restrictions on transfer set forth in this Debenture;

     (c) The Debenture(s) to be issued to the transferee(s) shall bear the capitalized legend conspicuously set forth on the first page hereof; and

     (d) The holder or the proposed transferee shall have delivered to the Company (at his sole expense) an opinion of counsel which shall be reasonably satisfactory to the Company and its counsel, stating that such transfer may be effected without registration under the Securities Act of 1933, as amended, the Securities Exchanges Act of 1934, as amended, and applicable state securities laws, and such transfer may be made without violation of federal or state securities laws or any rule or regulation thereunder.

     4.2 No transfer or other disposition of this Debenture shall be valid or effective unless and until the transfer restrictions set forth herein shall have been fully complied with. Any transferee of this Debenture shall also be subject to the transfer restrictions herein set forth.

     4.3 Upon compliance with the transfer restrictions herein set forth, one or more new Debentures substantially in the form of this Debenture and of denominations of any $1,000 multiples, will be issued to the designated transferee or transferees in the designated and authorized amount(s). Each such new Debenture shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Debenture surrendered.

                                  ARTICLE V
                                  REGISTER


     The Company shall keep and maintain at its principal office a register wherein the Company shall reflect the issuance, registration and transfer of this Debenture. Prior to presentment for registration of transfer in accordance with the transfer restrictions herein set forth, the Company may treat the person in whose name this Debenture is registered as the owner and holder thereof for the purpose of receiving payment as herein provided and for all other purposes.

                                 ARTICLE VI
                                NON-RECOURSE

     No recourse under or upon any obligation, covenant or agreement of this Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any shareholder, officer, director, employee or agent, as such, past, present or future, of the Company, any subsidiary or any successor corporation, either directly or indirectly through the Company, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise; it being expressly understood that this Debenture and the obligations hereunder are solely corporate obligations of the Company, and no such personal liability whatever shall attach to, or is or shall be incurred by any shareholder, officer, director, employee or agent, as such, past, present or future, of the Company, any subsidiary or successor corporation, or any them, because of the creation of the

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indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Debenture or implied therefrom; and that any and all such personal liability of, either at common law or in equity or by constitution or statute, and any and all such rights and claims against, every such shareholder, officer, director, employee or agent, as such, because of creation of the indebtedness evidenced hereby, or under or by reason of the obligations, covenants or agreements contained herein or implied therefrom, are hereby expressly waived and released as a condition of, and as consideration for, the execution and issuance of this Debenture.

                                 ARTICLE VII
                                MISCELLANEOUS

     7.1 No modification, amendment or waiver of any of the provisions of this Debenture shall be made, and same shall not be valid, effective or binding, unless evidenced by a written instrument signed by the Company and the holder hereof.

     7.2 Any notice required or permitted to be given under this Debenture shall be given in writing and shall be deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail, or personally delivery with a written acknowledgment of receipt, addressed to the Company at its principal office and to the holder at his most current address as reflected in the records of the Company. Such notice shall be deemed to have been given and received on the date of postmark for any mailed notice, the date of acknowledgment of any personally delivered notice and the date of postmark of any mailed confirmation of a telecopier facsimile transmission. Any notice required hereby may be furnished by means of a telecopier facsimile transmission sent to the principal offices of the holder and the Company, as the case may be, with confirmation of such telecopier facsimile transmission to be mailed in accordance with the foregoing notice provisions of this Section 7.2.

     7.3 This Debenture shall be governed by and construed and enforced under the laws of the State of Texas and the United States of America.

     7.4 The article and section headings in and the captions of this Debenture are intended for reference purposes only and shall not be construed as limiting or effecting any of the contents of this Debenture or its terms and provisions.

     7.5 The use of the singular or plural form shall include the other form, and the use of the masculine, feminine or neuter gender shall include the other gender.

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     IN WITNESS WHEREOF, Charter Bancshares, Inc. has caused this Debenture to be executed by its duly authorized officers intending to be bound hereby as of the date first above written.


                                       CHARTER BANCSHARES, INC.




                                       By:/s/JERRY E. FINGER
                                       -----------------------------------
                                         Jerry E. Finger, Chairman and CEO


Attest:


By:/s/MICHAEL A. ROY
----------------------------
   Michael A. Roy, Secretary




[SEAL]








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